Exhibit 99.8

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, DC 20429

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2006

MAYFLOWER CO-OPERATIVE BANK

(Exact Name of Bank as Specified in Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation or Organization)

I.R.S. Employer Identification No. 04-1618600

FDIC Certificate No. 26553

30 South Main Street, Middleboro, MA 02346

(Address of Principal Executive Offices)

Bank’s Telephone Number

(508) 947-4343

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 5, 2006, Mayflower Co-operative Bank (the “Bank”) issued a press release announcing that it has purchased a site in West Wareham, Massachusetts on which it will construct a retail branch facility. For more information, reference is made to the Bank’s press release dated June 30, 2006, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is filed herewith:

Exhibit 99	Press Release dated July 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAYFLOWER CO-OPERATIVE BANK

Date: July 5, 2006	By:	/s/ Edward M. Pratt
Edward M. Pratt
President and Chief Executive Officer

NEWS RELEASE

For Release: Immediate	For More Information Contact: Edward M. Pratt (508)947-4343

MAYFLOWER BANK ANNOUNCES ACQUISITION OF

WEST WAREHAM PARCEL

(Middleboro, MA), July 5, 2006 – (NASDAQ-MFLR) Mayflower Bank has announced today that it has purchased a site in West Wareham, Massachusetts on which it will construct a retail branch facility.

The acquisition of this site, located at the intersection of Cranberry Highway and Tow Road in West Wareham, Massachusetts was finalized upon the successful conclusion of due diligence, the receipt of regulatory approvals of the Bank’s plans and the receipt of all necessary municipal permits and approvals. The site is located near the interchange of Interstate 195, Route 495 and Route 28 and is opposite the location of a recently approved 695,000 square foot shopping center that will, upon its completion, host several national stores and franchises.

In conjunction with this announcement, the Bank also announced that the construction contract for the Bank’s project has been awarded to Ford Construction Corporation of Norwell, Massachusetts and indicated that work at the site of its future branch had commenced.

Bank President and CEO Edward M. Pratt commented, “The Bank is extremely pleased to confirm the acquisition of this West Wareham parcel and to announce that the construction of our newest branch has begun. We look forward to being a part of the growth of this section of Wareham and believe this expansion will present significant opportunities to the Bank in the near term.”

The Bank had previously announced that this project will consist of a 3,000 square foot branch which will incorporate multiple drive-up facilities and ATM capabilities, and will include a full-time lending staff in addition to retail personnel.

Mayflower Bank is a Massachusetts-chartered cooperative bank specializing in residential and commercial lending and traditional banking and deposit services. The Bank currently serves Southeastern Massachusetts from its main office in Middleboro, and five other, full-service branches in Bridgewater, Wareham, Rochester, Lakeville and Plymouth.

Total assets of Mayflower Co-operative Bank as of April 30, 2006 were $245.6 million and stockholders equity was $18.6 million. All of the Bank’s deposits are insured in full by the Federal Deposit Insurance Corporation (FDIC) and by the Share Insurance Fund (SIF) of Massachusetts.

This press release may contain certain forward-looking statements, which are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Bank’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Bank’s operations, pricing, products and services.